UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Northrop Grumman Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2012 Annual Meeting of Shareholders

Control Number: XXXX XXXX XXXX XXX

To: NAME

Your Northrop Grumman Corporation proxy statement and annual report are now available online and you may also vote your shares for the 2012 Annual Meeting of Shareholders.

To view the proxy statement and annual report, please visit: www.envisionreports.com/NOC

To cast your vote, please visit www.envisionreports.com/NOC and follow the on-screen instructions. You will be prompted to enter your Control Number provided above in this email to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m., Eastern Time, on May 16, 2012. If shares are held on your behalf under the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program, voting instructions must be received by 11:59 p.m., Eastern Time, on May 13, 2012.

Thank you for viewing the 2012 Northrop Grumman Corporation Annual Meeting Materials and for submitting your very important vote.

REMEMBER, YOUR VOTE IS IMPORTANT, PLEASE VOTE.

Please note: Registered shareholders may unsubscribe to email notifications at any time by changing their elections at Investor Centre by simply clicking on “eDelivery Options” and updating their accounts.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

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